Exhibit 10.2

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of the 2nd day of August, 2010 (the “Effective Date”), by and between Magellan Petroleum Corporation, a Delaware corporation (the “Company”), and Antoine J. Lafargue, an individual residing at 14222 Jade Cove Drive, Houston, TX 77077 (the “Indemnitee”).

Recitals

A. The Indemnitee is today being appointed as the Chief Financial Officer and Treasurer of the Company and in such capacities is performing or will perform valuable services for the Company.

B. The Delaware General Corporation Law, as amended from time to time (the “DGCL”), permits the Company to indemnify the officers, directors, employees and agents of the Company.

C. The Company desires to hold harmless and indemnify the Indemnitee to the fullest extent authorized or permitted by the provisions of the DGCL, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification which hereafter may be adopted.

D. The Company has entered into this Agreement and has assumed the obligations imposed on the Company hereby in order to induce the Indemnitee to serve or to continue to serve as a director, officer and employee of the Company, and acknowledges that the Indemnitee is relying upon this Agreement in serving or continuing to serve in such capacities.

Agreement

Accordingly, in consideration of the Indemnitee’s agreement to serve or continue to serve as an officer of the Company, the Company and the Indemnitee agree as follows:

1. Initial Indemnification.

(a) General. From and after the Effective Date, the Company shall indemnify the Indemnitee to the fullest extent permitted by applicable law whenever he is, or is threatened to be made, a party to or a participant in any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company to procure a judgment in its favor), by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity, against any and all expenses (including, without limitation, attorneys’ fees and expenses), judgments, fines, amounts paid in settlements and other amounts actually and reasonably incurred by the Indemnitee or on his behalf in connection with such action, suit or proceeding and any appeal therefrom or any claim, issue or matter therein if the Indemnitee acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Indemnitee did not satisfy the foregoing standard of conduct to the extent applicable thereto.

(b) Derivative Actions. From and after the Effective Date, the Company shall indemnify the Indemnitee to the fullest extent permitted by applicable law when he was or is, or is threatened to be made, a party to or a participant in any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether civil, criminal, administrative or investigative, by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was or had agreed to become a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ fees and expenses) actually and reasonably incurred by the Indemnitee or on his behalf in connection with the defense or settlement of such action, suit or proceeding and any appeal therefrom or any claim, issue or matter therein if the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been fully adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery, or the court in which such action, suit or proceeding is or was brought, shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses and then only to the extent that the Delaware Court of Chancery or such other court shall determine.

(c) Determination of Entitlement. Any indemnification under Section l(a) or l(b) hereof (unless ordered by a court) shall be made by the Company only if authorized in the specific case upon a determination, in accordance with Section 4 hereof or any applicable provision of the Company’s Restated Certificate of Incorporation, as then amended (the “Charter”), its By-laws as then amended (the “By-laws”), any other agreement, any resolution or otherwise, that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in Section l(a) or (b) above. Such determination shall be made (i) by the Company’s Board of Directors (the “Board”) by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum of the Board, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders of the Company (the “Stockholders”). Notwithstanding the foregoing, as contemplated by Section 3, no subsequent amendment or change to the By-laws or the Charter which limits or restricts the rights of the Company to indemnify the Indemnitee shall adversely affect the rights of the Indemnitee hereunder.

(d) Mandatory Indemnification. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that the Indemnitee is a party to (or participant in) and is successful, on the merits or otherwise, in any action, suit or proceeding referred to in Section 1(a) or 1(b) hereof, or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify the Indemnitee against all expenses (including, without limitation, attorneys’ fees and expenses) actually and reasonably incurred by him in connection therewith. If the Indemnitee is not wholly successful in such action, suit or proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters therein, the Company shall indemnify the Indemnitee against all expenses actually and reasonably incurred by him or on his behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law.

(e) Advancement of Expenses. Notwithstanding any provision of this Agreement to the contrary (other than Section 4), the Company shall advance, to the extent not prohibited by law, the expenses (including, without limitation, attorneys’ fees and expenses) incurred by the Indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceeding, and such advancement shall be made within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or in advance of the final disposition of such action, suit or proceeding as authorized in accordance with Section 4 hereof or any applicable provision of the Charter, the By-laws, any other agreement, any resolution or otherwise.

(f) Benefit Plan Matters. For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on the Indemnitee with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, the Indemnitee with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and the beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Section 1.

2. Additional Indemnification.

(a) General. If and to the extent that (i) the DGCL is amended hereafter to require or permit indemnification, expense advancement or exculpation that is or may be more favorable to the Indemnitee than the maximum permissible indemnification, expense advancement and exculpation now permitted thereunder and provided in this Agreement, or (ii) the Company reincorporates in or merges, consolidates or combines into or with any other corporation or entity by virtue of which transaction the Company is not the surviving, resulting or acquiring corporation and the surviving, resulting or acquiring corporation is incorporated in a different jurisdiction which at such time requires or permits indemnification, expense advancement or exculpation that is or may be more favorable to the Indemnitee than the maximum permissible indemnification, expense advancement and exculpation now permitted under the DGCL and provided in this Agreement, then pursuant to this Agreement the Indemnitee shall be entitled to, and this Agreement shall be deemed to be amended to provide for the Indemnitee’s contractual entitlement to, indemnification, expense advancement and exculpation to the maximum extent that may be permitted or required under such applicable law at the time of any initial or subsequent request for indemnity hereunder (determined as contemplated by Section 4 hereof), whether or not the Company has adopted any Charter or By-law provisions adopting, effecting or implementing any provisions thereof which are permissive and not mandatory in nature. Nothing contained herein shall be deemed to detract from, diminish, impair, limit or adversely affect any right which the Indemnitee may have under this Agreement under any circumstances, including without limitation in the event of subsequent amendment or revision to the Charter or the By-laws, and to the extent that any terms, conditions or provisions of this Agreement (including, without limitation, those in Section 1 hereof) are more favorable to the Indemnitee than the maximum indemnification, expense advancement and exculpation then permitted or required under such applicable law (determined as aforesaid), then such terms, conditions and provisions of this Agreement shall be preserved and integrated with such more favorable terms from then applicable law and shall continue to apply to the Indemnitee’s rights by virtue of this Agreement. The same expansion of the Indemnitee’s rights and deemed inclusion herein and integration herewith of any terms, conditions or provisions more favorable to the Indemnitee shall occur upon and with respect to any amendment of the provisions relating to indemnification, expense advancement and exculpation in the Company’s Charter or the By-laws and any provision by the Company to any other officer or director of the Company of any other different form of indemnification contract or agreement.

(b) Examples and Limitations. Without limiting the generality of Section 2(a) hereof, the Indemnitee hereby may become entitled to indemnification of any and all amounts which he becomes legally obligated to pay (including, without limitation, damages, judgments, fines, settlements, expenses of investigation and defense of legal actions, proceedings or claims and appeals therefrom, and expenses of appeal, attachment or similar bonds) relating to or arising out of any claim made against him because of any act, failure to act, or neglect or breach of duty, including any actual or alleged error, misstatement or misleading statement, which he commits, suffers, permits or acquiesces in while acting in his capacity as an officer, director, employee or agent of the Company, subject only to any limitations on the maximum permissible expense advancement or indemnification which may exist under applicable law (determined as provided in Section 2(a) hereof). In no event, however, shall the Company be obligated under this Section 2 to make any payment in connection with any claim against the Indemnitee:

(i) for which payment actually has been made to the Indemnitee under a valid and collectible insurance policy, except in respect of any retention or excess beyond the amount of payment under such insurance;

(ii) which results in a final, nonappealable order for the Indemnitee to pay a fine or similar governmental imposition which the Company is prohibited by applicable law from paying; or

(iii) which is based upon or attributable to the Indemnitee gaining in fact a personal profit to which he was not legally entitled, including, without limitation, any profits made from the purchase and sale by the Indemnitee of equity securities of the Company which are recoverable by the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934 and any profits arising from transactions in any publicly traded securities of the Company which were effected by the Indemnitee in violation of Section 10(b) of the Securities Exchange Act of 1934 or Rule 10b-5 promulgated thereunder.

3. Effect of Future Adverse Changes in Charter, By-laws or Applicable Law.

Nothing herein shall prevent the adoption by the Board or the Stockholders of any amendment to the Charter or the By-laws, the effect of which would be to detract from, diminish, impair, limit or adversely affect the Indemnitee’s rights to indemnification, expense advancement or exculpation that otherwise exist as of the Effective Date pursuant to such Charter or By-laws as applied to any act or failure to act occurring in whole or in part after the date hereof. In the event that the Company shall adopt any such amendment to its Charter or By-laws, however, or in the event that the indemnification, expense advancement or exculpation provisions of the DGCL (or any other then applicable law) hereafter shall be amended in a manner which may be deemed to detract from, diminish, impair, limit or adversely affect the Indemnitee’s rights with respect thereto, such events and changes shall not in any manner or to any extent detract from, diminish, impair, limit or adversely affect in any manner the contractual indemnification rights and procedures granted to and benefiting the Indemnitee under this Agreement, unless and then except only to the extent that any of such rights or any of the terms, conditions and provisions of this Agreement shall thereby be made illegal or otherwise violative of applicable law, in which case the provisions of Section 11(d) hereof shall apply. For purposes only of determining the Indemnitee’s rights to indemnification pursuant to the Charter or the By-laws as so amended, and not for purposes of the continuing applicability of this Agreement in accordance with its terms, any such amendment to the Charter or the By-laws shall apply to acts or failures to act occurring entirely after the date on which such amendment was approved and adopted by the Board or the Stockholders, as the case may be, unless the Indemnitee shall have voted in favor of such approval and adoption as a director or holder of record of the Company’s voting stock, as the case may be.

4. Certain Procedures.

(a) Indemnification Procedures. For purposes of pursuing his rights to indemnification under Section 1 (other than the second sentence of Section 1(d) hereof, which shall be governed by Section 4(b) hereof) or Section 2 hereof, as the case may be, the Indemnitee shall be required to submit to the Board a sworn statement of request for indemnification substantially in the form of Exhibit 1 hereto (the “Indemnification Statement”) averring that he is entitled to indemnification hereunder. Submission of an Indemnification Statement to the Board shall create a presumption that the Indemnitee is entitled to indemnification under Section 1 (other than the second sentence of Section 1(d) hereof, which shall be governed by Section 4(b) hereof) or Section 2 hereof, as the case may be, and, except as set forth below, the Board shall within 30 calendar days after submission of the Indemnification Statement specifically determine that the Indemnitee is so entitled, unless within such 30-calendar day period it shall determine by Board action, based upon clear and convincing evidence (sufficient to rebut the foregoing presumption) that the Indemnitee is not entitled to indemnification under Sections 1 or 2 hereof. The Company shall notify the Indemnitee promptly in writing following such determination. Any evidence rebutting the Indemnitee’s presumption, to which the Board gave weight in arriving at its determination, shall be disclosed to the Indemnitee with particularity in such written notice. Notwithstanding anything to the contrary contained in the three preceding sentences, if the Board determines that it cannot act on the request for indemnification submitted by the Indemnitee because a determination of entitlement can not be made in the manner required by Section 1(c) hereof, the Board will act promptly to retain independent legal counsel or convene a meeting of the Stockholders to act on the request.

(b) Expense Advancement Procedures. For purposes of determining whether to authorize advancement of expenses pursuant to the second sentence of Section 1(d) hereof or Section 2(b) hereof, the Indemnitee shall be required to submit to the Board a sworn statement of request for advancement of expenses substantially in the form of Exhibit 2 hereto (the “Undertaking”), averring that (i) he has incurred or will incur actual expenses in defending a civil, criminal, administrative or investigative action, suit or proceeding and (ii) he undertakes to repay such amount if it shall be determined ultimately that he is not entitled to be indemnified by the Company under this Agreement or otherwise. Within 30 calendar days after receipt of the Undertaking, the Board shall authorize payment of the expenses described in the Undertaking, whereupon such payments shall be made promptly by the Company. No security shall be required in connection with any Undertaking, and any Undertaking shall be accepted without reference to the Indemnitee’s ability to make repayment.

(c) Selection of Counsel. In the event the Company shall be obligated under this Section 4 to pay the expenses of any action, suit or proceeding against the Indemnitee, the Company shall be entitled to assume the defense of such proceeding, with counsel acceptable to and approved by the Indemnitee, upon the delivery to the Indemnitee of written notice of the Company’s election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of separate counsel subsequently incurred by the Indemnitee with respect to the same action, suit or proceeding; provided, however, that if (i) the employment of counsel by the Indemnitee has been previously authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the Indemnitee may select and employ his own counsel to direct the defense thereof and the fees and expenses of such counsel shall be paid by the Company. Notwithstanding any assumption of the defense of any such action, suit or proceeding and employment of counsel with

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respect thereto by the Company in accordance with the foregoing, the Indemnitee shall have the right to employ his own separate counsel to participate in any such action, suit or proceeding at the Indemnitee’s expense.

5. Corporate Approval. The Company represents and warrants to the Indemnitee that: (i) the Company has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder; (ii) this Agreement and the performance of all of the Company’s obligations hereunder have been approved by all corporate action required on the part of the Company under the Charter, the By-laws or applicable law or contract; and (iii) this Agreement, when executed, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy law and equitable limitations.

6. Fees and Expenses of Enforcement. It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. Accordingly, if it should appear to the Indemnitee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding designed (or having the effect of being designed) to deny, or to recover from, the Indemnitee the benefits intended to be provided to the Indemnitee hereunder, the Company irrevocably authorizes the Indemnitee from time to time to retain counsel of his choice, at the expense of the Company as hereafter provided, to represent the Indemnitee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. The Company shall, to the fullest extent permitted by law, indemnify the Indemnitee against any and all expenses, including without limitation attorneys’ fees and expenses, and, if requested by the Indemnitee, shall advance, to the extent not prohibited by law, such expenses, actually and reasonably incurred by the Indemnitee (i) as a result of the Company’s failure to perform this Agreement or any provision hereof or (ii) as a result of the Company or any person contesting the validity or enforceability of this Agreement or any provision hereof.

7. Maintenance of Insurance and Self Insurance.

(a) The Company represents that it presently has in force and effect policies of D & O Insurance in insurance companies and amounts as follows (the “Insurance Policies”).

Insurer	Policy No.	Amount	Deductible
Chubb Group of Insurance Companies	81691712	$10,000,000	$250,000

Subject only to the provisions of Section 7(b) hereof, the Company hereby agrees that, so long as the Indemnitee shall continue to serve as a director of officer of the Company (or shall continue at the request of the Company to serve as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise) and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative by reason of the fact that the Indemnitee was a director of the Company (or served in any of said other capacities), the Company will purchase and maintain in effect for the benefit of the Indemnitee one or more valid, binding and enforceable policy or policies of D & O Insurance providing, in all respects, coverage at least comparable to that presently provided pursuant to the Insurance Policies.

(b) The Company shall not be required to maintain said policy or policies of D & O Insurance in effect if said insurance is not reasonably available or if, in the reasonable business judgment of the then directors of the Company, either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.

8. Reorganizations. In the event that the Company shall be a constituent corporation (including any constituent of a constituent) in a merger, reorganization, consolidation, combination or similar transaction, the Company, if it shall not be the surviving, resulting or acquiring corporation therein, shall require as a condition thereto the surviving, resulting or acquiring corporation to expressly assume and adopt this Agreement and to agree to indemnify the Indemnitee to the full extent provided in this Agreement. Whether or not the Company is the resulting, surviving or acquiring corporation in any such transaction, the Indemnitee shall stand in the same position under this Agreement with respect to the resulting, surviving or acquiring corporation as he would have with respect to the Company if its separate existence had continued.

9. Nonexclusivity, Survival and Subrogation.

(a) Nonexclusivity. The rights to indemnification and advancement provided by this Agreement shall not be exclusive of any other rights to which the Indemnitee may be entitled under the Charter, the By-laws, the DGCL, any other statute, insurance policy, agreement, vote of shareholders or of directors or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding such office.

(b) Survival. The provisions of this Agreement shall survive the death, disability, or incapacity of the Indemnitee or the termination of the Indemnitee’s service as an officer, director, employee or agent of the Company and shall inure to the benefit of, and be enforceable by, the Indemnitee’s heirs, executors, guardians, administrators or assigns.

(c) Subrogation. In the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent thereof to all rights of recovery previously vested in the Indemnitee, who shall cooperate with the Company, at the Company’s expense, in executing all such instruments and taking all such other actions as shall be reasonably necessary for the Company to enforce such right or as the Company may reasonably request.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

11. Miscellaneous.

(a) This Agreement shall become effective as of the Effective Date.

(b) This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

(c) Any provision of this Agreement may be amended or waived only if such amendment or waiver is in writing and signed, in the case of an amendment, by both parties hereto or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver hereof nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

(d) If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

(e) Nothing contained in this Agreement is intended to create in the Indemnitee any separate or independent right to continued employment by the Company.

(f) This Agreement may be executed in counterparts, but all such counterparts taken together shall constitute one and the same Agreement.

(g) The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than limitation. The use of the word “or” in this Agreement is intended to be conjunctive rather than disjunctive.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

MAGELLAN PETROLEUM CORPORATION

By:	/s/ William H. Hastings	/s/ Antoine J. Lafargue
Name:	William H. Hastings	Antoine J. Lafargue
Title:	President and CEO	Indemnitee

EXHIBIT 1

Indemnification Statement

STATE OF                                     )

                                                         ) ss.

COUNTY OF                                 )

I,                                                      , being first duly sworn, do depose and state as follows:

1. This Indemnification Statement is submitted pursuant to the Indemnification Agreement, dated August 2, 2010 between Magellan Petroleum Corporation, a Delaware corporation (the “Company”), and the undersigned.

2. I am requesting indemnification against expenses (including, without limitation, attorneys’ fees and expenses), costs, judgments, damages, fines and amounts paid in settlement, all of which (collectively, “Liabilities”) have been or will be actually and reasonably incurred by me in connection with an actual or threatened action, suit or proceeding to which I was or am a party or am threatened to be made a party.

3. With respect to all matters related to any such action, suit or proceeding, I am entitled to be indemnified as herein contemplated pursuant to the aforesaid Indemnification Agreement.

4. Without limiting any other rights which I have or may have, I am requesting indemnification against Liabilities which have arisen or may arise out of

.

INDEMNITEE

Subscribed and sworn to before me, a Notary Public in and for said County and State, this          day of                     , 20    .

[Seal]

My commission expires the          day of                     , 20    .

EXHIBIT 2

Undertaking

STATE OF                                     )

                                                         ) ss.

COUNTY OF                                 )

I,                                                      , being first duly sworn, do depose and state as follows:

1. This Undertaking is submitted pursuant to the Indemnification Agreement, dated August 2, 2010, between Magellan Petroleum Corporation, a Delaware corporation (the “Company”), and the undersigned.

2. I am requesting advancement of certain expenses (including, without limitation, attorneys’ fees and expenses) which I have incurred or will incur in defending a civil, criminal, administrative or investigative action, suit or proceeding.

3. I hereby undertake to repay this advancement of expenses if it shall ultimately be determined that I am not entitled to be indemnified by the Company under the aforesaid Indemnification Agreement or otherwise.

4. The expenses for which advance is requested are, in general, all expenses related to

.

            .

INDEMNITEE

Subscribed and sworn to before me, a Notary Public in and for said County and State, this          day of                     , 20    .

[Seal]

My commission expires the          day of                     , 20    .